                                                                   EXHIBIT 10.41

                           WARRANT PURCHASE AGREEMENT




                                December 9, 1998

                                TABLE OF CONTENTS

                                                                       Page
                                                                       ----
1.  Purchase and Sale of the Warrant......................................1
        1.1  Sale and Issuance of the Warrant.............................1
        1.2  Closing......................................................1

2.  Representations and Warranties of the Company.........................1
        2.1  Authorization................................................1
        2.2  Valid Issuance of the Warrant................................2
        2.3  Offering.....................................................2
        2.4  Non-Contravention............................................2
        2.5  Capitalization...............................................3
        2.6  Legal Proceedings............................................3
        2.7  No Violations................................................3
        2.8  Governmental Permits, Etc....................................3
        2.9  Financial Statements.........................................3
        2.10 No Material Adverse Charge...................................4
        2.11 Additional Information.......................................4
        2.12 Intellectual Property........................................4
        2.13 Listing......................................................4

3.  Representations and Warranties of the Investors.......................4
        3.1  Authorization................................................4
        3.2  Purchase Entirely for Own Account............................5
        3.3  Investment Experience........................................5
        3.4  Accredited Investor..........................................5
        3.5  Restricted Securities........................................5
        3.6  Further Limitations on Disposition...........................5
        3.7  Legends......................................................6

4.  Conditions of Investors'Obligations at Closing........................6
        4.1  Representations and Warranties...............................6
        4.2  Performance..................................................6
        4.3  Qualifications...............................................6
        4.4  Proceedings and Documents....................................7
        4.5  Registration Rights Agreement................................7

5.  Conditions of the Company's Obligations at Closing....................7
        5.1  Representations and Warranties...............................7
        5.2  Payment of Purchase Price....................................7
        5.3  Qualifications...............................................7

6.  Miscellaneous.........................................................7
        6.1  Survival of Warranties.......................................7
        6.2  Successors and Assigns.......................................7

        6.3  Governing Law................................................7
        6.4  Counterparts.................................................7
        6.5  Titles and Subtitles.........................................8
        6.6  Notices......................................................8
        6.7  Finder's Fee.................................................8
        6.8  Expenses.....................................................8
        6.9  Amendments and Waivers.......................................8
        6.10 Severability.................................................8
        6.11 Corporate Securities Law.....................................8
        6.12 Entire Agreement.............................................9

SCHEDULE A            Schedule of Investors

EXHIBIT A             Form of Warrant
EXHIBIT B             Registration Rights Agreement

                        DIGITAL GENERATION SYSTEMS, INC.

                           WARRANT PURCHASE AGREEMENT



               THIS WARRANT PURCHASE AGREEMENT is made as of the 9th day of December, 1998, by and among Digital Generation Systems, Inc., a California corporation (the "Company"), and Scott K. Ginsburg (the "Investor").

               WHEREAS, the Company desires to sell, and the Investor desires to purchase for an aggregate purchase price of four thousand dollars ($4,000), a warrant, in the form attached hereto as Exhibit A (the "Warrant"), to purchase one million four hundred sixty and sixty-seven (1,460,067) shares of the Company's Common Stock (the "Warrant Shares") and with an exercise price equal three dollars and twenty-five cents ($3.25) (the "Purchase Price").

               NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

               1.  Purchase and Sale of the Warrant.

               1.1 Sale and Issuance of the Warrant.

                   (a) On or prior to the Closing, the Company shall have authorized (i) the sale and issuance to the Investor of the Warrant and (iii) the issuance of the Warrant Shares to be issued upon exercise of the Warrant.

                   (b) Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to Investor at the Closing, a Warrant to purchase the Warrant Shares, for the purchase price set forth such Investor's name on Schedule A hereto.

               1.2 Closing. The purchase and sale of the Warrant shall take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, California, at 10:00 A.M., on December 9, 1998, or at such other time and place as the Company and the Investor mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing the Company shall deliver to the Investor a Warrant to purchase the Warrant Shares, against payment of the purchase price therefor by check or wire transfer.

               2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that:

               2.1 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement, in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Warrant being sold hereunder and the Warrant Shares issuable upon conversion of the

Warrant has been taken or will be taken prior to the Closing, and this Agreement and the Registration Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

               2.2 Valid Issuance of the Warrant. The Warrant that is being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Registration Rights Agreement and under applicable state and federal securities laws. The Warrant Shares issuable upon conversion of the Warrant purchased under this Agreement have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Company's Amended and Restated Articles of Incorporation, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Registration Rights Agreement and under applicable state and federal securities laws. The Company agrees that, prior to the expiration of the Warrant, the Company will at all time have authorized and reserved, and will keep available, solely for issuance or delivery upon the exercise of the Warrant, the number of shares of Common Stock as from time to time shall be issuable upon the exercise of the Warrant.

               2.3 Offering. Subject in part to the truth and accuracy of the Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Common Shares and the Warrants as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

               2.4 Non-Contravention. To the best of the Company's knowledge, the execution and delivery of this Agreement and the Warrant, the issuance of the Warrant Shares to be issued by the Company upon conversion of the Warrant, and the consummation of the transactions contemplated hereby will not conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, any material agreement or instrument to which the Company is a party or by which it is bound or the Articles of Incorporation (the "Charter") or the Bylaws of the Company nor result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any either agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor conflict with, or result in a violation of, any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States, other than with respect to "blue sky" laws, is required for the valid issuance and sale of the Warrant and the Warrant Shares to be issued pursuant to this Agreement (other than such as have been made or obtained).

               2.5 Capitalization. All documents that the Company was required to file under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the twelve (12) months preceding the date of this Agreement (the "SEC Filings") accurately reflected the capitalization of the Company as of their respective filing or effective dates, as the case may be. The Warrant Shares and the shares of Common Stock of the Company issuable upon conversion of that certain Warrant No. 2 to Purchase Common Stock of even date herewith issued to the Investor (together, the "Combined Shares") represent greater than fifty percent (50%) of the sum of (a) the Combined Shares and (b) the number of shares of Common Stock of the Company issuable upon exercise of those warrants issued pursuant to that certain Common Stock and Warrant Purchase Agreement of even date herewith, by and among the Company and certain investors.

               2.6 Legal Proceedings. Except as disclosed in the SEC Filings, there is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened or contemplated to which the Company is or may be a party or of which the business or property of the Company is or may be subject.

               2.7 No Violations. Except as disclosed in the SEC Filings, the Company is not in violation of its Charter or Bylaws, in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would have a material adverse effect on the business or financial condition of the Company, or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which the Company is bound or by which the properties of the Company are bound or affected, which default, individually or in the aggregate, would have a material adverse effect on the business or financial condition of the Company or which would otherwise have a material adverse effect on the Investor, and there exists no condition which, with the passage of time or the giving of notice or both, would constitute a material default under any such document or instrument or result in the imposition of any material penalty or the acceleration of any indebtedness.

               2.8 Governmental Permits, Etc. Except as disclosed in the SEC Filings, the Company has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company as currently conducted, the absence of which would have a material adverse effect on the business or operations of the Company.

               2.9 Financial Statements. Except as disclosed in the SEC Filings, the financial statements of the Company and the related notes contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and its Quarterly Report on

Form 10-Q for the quarter ended September 30, 1998, present fairly the financial position of the Company as of the dates indicated therein and its results of operations and cash flows for the periods therein specified. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified.

               2.10 No Material Adverse Charge. Except as disclosed in the SEC Filings, since September 30, 1998, there has not been any material adverse change in its business, financial condition or results of operations.

               2.11 Additional Information. The Company has filed in a timely manner all SEC Filings. The SEC Filings complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), as the case may be, as of their respective filing or effective dates, and the information contained therein was true and correct in all material respects as of the date or effective date of such documents, and each of the SEC Filings, as of such date, did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               2.12 Intellectual Property. Except to the extent that the failure to comply with any of the following statements would not have a material adverse effect on the business or operations of the Company, the Company hereby represents and warrants that as of the date hereof:

                    (a) the Company has the right to use all intellectual property (the "Intellectual Property") now used by it in its business;

                    (b) the Company owns all right, title and interest in and to, all of the intellectual property it owns, free and clear of any liens or encumbrances;

                    (c) in any case in which the Company does not own Intellectual Property, it has good and valid licenses for the same which are in full force and effect; and

                    (d) no claims have been asserted with respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such license or agreement.

               2.13 Listing. The Company shall use its best efforts to comply with all requirements of the National Association of Securities Dealers, Inc. with respect to the issuance of the Warrant Shares and the listing of the Warrant Shares on the Nasdaq National Market.

               3. Representations and Warranties of the Investor. The Investor hereby represents and warrants that:

               3.1 Authorization. Such Investor has full power and authority to enter into this Agreement and the Registration Rights Agreement, and each such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

               3.2 Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Warrant to be received by such Investor and the Warrant Shares issuable upon exercise of the Warrant to be received by such Investor (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

               3.3 Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Warrant.

               3.4 Accredited Investor. Such Investor is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

               3.5 Restricted Securities. Such Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

               3.6 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and the Registration Rights Agreement provided and to the extent this Section 3 and such agreement are then applicable, and:

                   (a) There is then in effect a Registration Statement under the Securities Act of 1933, as amended, covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                   (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to SEC Rule 144 except in unusual circumstances.

                   (c) Notwithstanding the provisions of Paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

               3.7 Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

                   (a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

                   (b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

                   (c) Any legend required by applicable blue sky law.

               4. Conditions of Investor's Obligations at Closing. The obligations of the Investor under Section 1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

               4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

               4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

               4.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

               4.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor's special counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

               4.5 Registration Rights Agreement. The Company and the Investor shall have entered into the Registration Rights Agreement.

               5. Conditions of the Company's Obligations at Closing. The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:

               5.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

               5.2 Payment of Purchase Price. The Investor shall have delivered the purchase price specified in Section 1.1.

               5.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

               6.  Miscellaneous.

               6.1 Survival of Warranties. The warranties, representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

               6.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               6.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

               6.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               6.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               6.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, deposit with a nationally recognized overnight courier, confirmed facsimile or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

               6.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible.

               The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

               6.8 Expenses. Irrespective of whether the Closing is effected, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Warrant or the Registration Rights Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

               6.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (a) the Company and (b) the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

               6.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

               6.11 Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE

ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

               6.12 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                        DIGITAL GENERATION SYSTEMS, INC.


                                        By:
                                           -------------------------------------
                                           Henry W. Donaldson,
                                           President and Chief Executive Officer

                               Address: 875 Battery Street
                                        San Francisco, CA  94111


                                        INVESTOR:



                                        -------------------------------------
                                        Scott K. Ginsburg

                               Address: 17340 Club Hill Drive
                                        Dallas, Texas  75248



                      SIGNATURE PAGE TO DIGITAL GENERATION SYSTEMS, INC.
                           WARRANT PURCHASE AGREEMENT

                                   SCHEDULE A

                              SCHEDULE OF INVESTORS

  NAME AND ADDRESS                                PURCHASE PRICE
  ----------------                                  OF WARRANT
                                                  --------------
Scott K. Ginsburg                                   $ 4,000.00

                                    EXHIBIT A


                                 Form of Warrant

        THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.



                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                        DIGITAL GENERATION SYSTEMS, INC.

                           VOID AFTER DECEMBER 9, 2001



               This Warrant is issued to _________________________, or its registered assigns ("Holder") by Digital Generation Systems, Inc., a California corporation (the "Company"), on December 9, 1998 (the "Warrant Issue Date"). This Warrant is issued pursuant to the terms of that certain Common Stock and Warrant Purchase Agreement dated as of the date hereof (the "Purchase Agreement") in connection with the Company's issuance to the Holder of shares of the Company's Common Stock (the "Common Shares").

               1. Purchase Shares. Subject to the terms and conditions hereinafter set forth and set forth in the Purchase Agreement, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to __________________ (_________) fully paid and nonassessable shares of Common Stock of the Company, as constituted on the Warrant Issue Date (the "Common Stock"). The number of shares of Common Stock issuable pursuant to this Section 1 (the "Shares") shall be subject to adjustment pursuant to Section 5 and Section 8 hereof.

               2. Exercise Price. The purchase price for the Shares shall be $3.25, as adjusted from time to time pursuant to Section 8 hereof (the "Exercise Price").

               3. Exercise Period. This Warrant shall not be exercisable prior to December 9, 1999. Thereafter, this Warrant shall be exercisable as follows:

               3.1 This Warrant shall be exercisable with respect to 50% of the Shares, in whole or in part with respect to such Shares, during the term commencing on the date that the closing price of the Company's Common Stock on the Nasdaq National Market has exceeded $10.00 per share (as adjusted for any stock splits, stock dividends, recapitalizations or the like) for at least twenty (20) of the preceding thirty (30) consecutive trading days and ending on 5:00 p.m. on December 9, 2001.

               3.2 This Warrant shall become exercisable with respect to the remaining Shares, in whole or in part, during the term commencing on the date that the closing price of the Company's Common Stock on the Nasdaq National Market has exceeded $15.00 per share (as adjusted for any stock splits, stock dividends, recapitalizations or the like) for at least twenty (20) of the preceding thirty (30) consecutive trading days and ending on 5:00 p.m. on December 9, 2001.

               4. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

               4.1 the surrender of the Warrant, together with a duly executed copy of the form of Notice of Exercise attached hereto, to the Secretary of the Company at its principal offices; and

               4.2 the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

               5. Assumption of Warrant. If at any time, while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) an acquisition of the Company by another entity by means of a merger, consolidation, or other transaction or series of related transactions resulting in the exchange of the outstanding shares of the Company's capital stock such that shareholders of the Company prior to such transaction own, directly or indirectly, less than 50% of the voting power of the surviving entity, or (ii) a sale or transfer of all or substantially all of the Company's assets to any other person, then, as a part of such acquisition, sale or transfer, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such acquisition, sale or transfer which a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such acquisition, sale or transfer if this Warrant had been exercised immediately before such acquisition, sale or transfer, all subject to further adjustment as provided in this Section 5; and, in any such case, appropriate adjustment (as determined by the Company's Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the number of Shares the Holder is entitled to purchase) shall thereafter be applicable, as nearly as possible, in relation to any shares of common stock or other securities or other property thereafter deliverable upon the exercise of this Warrant.

               6. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within thirty
(30) days of the delivery of the Notice of Exercise.

               7. Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

               8. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

               8.1 Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock or Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

               8.2 Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

               8.3 Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

               9. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

               10. No Shareholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 10 shall limit the right of the Holder to be provided the notices required under this Warrant or the Purchase Agreement.

               11. Transfers of Warrant. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the Holders one or more appropriate new warrants.

               12. Successors and Assigns. The terms and provisions of this Warrant and the Purchase Agreement shall inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and assigns.

               13. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.

               14. Notices. All notices required under this Warrant and shall be deemed to have been given or made for all purposes (i) upon personal delivery,
(ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

               15. Attorneys' Fees. If any action of law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and disbursements in addition to any other relief to which it may be entitled.

               16. Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

               17. Governing Law. This Warrant shall be governed by the laws of the State of California as applied to agreements among California residents made and to be performed entirely within the State of California.


                  [remainder of page intentionally left blank]

               IN WITNESS WHEREOF, Digital Generation Systems, Inc. caused this Warrant to be executed by an officer thereunto duly authorized.



                                        DIGITAL GENERATION SYSTEMS, INC.



                                        By:_____________________________________
                                           Henry W. Donaldson,
                                           President and Chief Executive Officer



               SIGNATURE PAGE TO WARRANT TO PURCHASE COMMON STOCK
                       OF DIGITAL GENERATION SYSTEMS, INC.

                               NOTICE OF EXERCISE


To: DIGITAL GENERATION SYSTEMS, INC.

               The undersigned hereby elects to purchase _________________ shares of Common Stock of Digital Generation Systems, Inc., pursuant to the terms of the attached Warrant and payment of the Exercise Price per share required under such Warrant accompanies this notice.

               The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not with a view to distribution of such shares or any part thereof.

                                        WARRANTHOLDER:

                                        ----------------------------------------


                                        By:
                                           -------------------------------------

                               Address:
                                        ----------------------------------------

                                        ----------------------------------------
Date:
     --------------------------


Name in which shares should be registered:

-----------------------------------------

                                                                       EXHIBIT B

                          REGISTRATION RIGHTS AGREEMENT



               THIS REGISTRATION RIGHTS AGREEMENT is made as of the 9th day of December, 1998, by and between Digital Generation Systems, Inc., a California corporation (the "Company"), and each of the persons listed on Schedule A hereto (collectively, the "Holders").

                                    RECITALS

               WHEREAS, the Company issued 2,920,134 shares of its Common Stock (the "Ginsburg Common Shares") to a Holder in a private placement transaction pursuant to that certain Common Stock Subscription Agreement dated September 29, 1998 (the "Subscription Agreement") and effective as of December 9, 1998;

               WHEREAS, the Company issued warrants to purchase up to an additional 3,008,527 shares of its Common Stock (the "Ginsburg Warrant Shares") to such Holder pursuant to that certain Warrant No. 1 to Purchase Common Stock and Warrant No. 2 to Purchase Common Stock, each dated December 9, 1998 and issued to the Moon Doggie Family Partnership (the "Ginsburg Warrants");

               WHEREAS, the Company issued 923,078 shares of its Common Stock (the "Investor Common Shares" and to together with the Ginsburg Common Shares, the "Common Shares") and warrants (the "Investor Warrants" and together with the Ginsburg Warrants, the "Warrants") to purchase up to an additional 461,540 shares of its Common Stock (the "Investor Warrant Shares" and together with the Ginsburg Warrant Shares, the "Warrant Shares") to certain of the Holders in a private placement transaction pursuant to that certain Common Stock and Warrant Purchase Agreement dated December 9, 1998 (the "Purchase Agreement"); and

               WHEREAS, in order to induce the Holders to invest funds in the Company and to enter into the Subscription Agreement, the Warrants and the Purchase Agreement, the Company and the Holders agreed to enter into this Agreement and hereby agree that this Agreement shall govern the rights of the Holders to cause the Company to register the Common Shares and the Warrant Shares and certain other matters as set forth herein.

               NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

               1. Registration Rights. The Company covenants and agrees as follows:

                   1.1 Definitions. For purposes of this Section 1:

                       (a) The term "ACT" means the Securities Act of 1933, as amended.

                       (b) The term "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

                       (c) The terms "REGISTER," "REGISTERED," and
"REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                       (d) The term "REGISTRABLE SECURITIES" means the Common Shares and the Warrant Shares issued or issuable upon exercise of the Warrants and any Common Stock of the Company issued as a dividend or other distribution with respect to the Common Shares or the Warrant Shares.

                       (e) The term "RULE 144" shall mean Rule 144 promulgated under the Act, as amended, or any similar successor rule thereto that may be promulgated by the SEC.

                       (f) The term "SEC" shall mean the Securities and Exchange Commission.

                   1.2 Initial S-3 Registration.

                       (a) The Company shall use diligent efforts to prepare and file, on or before December 31, 1998, a registration statement on Form S-3 and any related qualification or compliance with respect to all of the Common Shares owned by the Holders so as to permit or facilitate the sale and distribution of the Holders' Common Shares.

                       (b) Notwithstanding the foregoing, the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.2:

                           (i) if Form S-3 is not available for such offering by
the Holders;

                           (ii) if the Company shall furnish to the Holders a
certificate signed by the chief executive officer or the president of the Company stating that in the good faith judgment of the board of directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after such date, provided that such right to defer filing shall be exercised by the Company not more than once in any twelve (12) month period; or

                           (iii) in any jurisdiction in which the Company would
be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

                       (c) Subject to the foregoing, the Company shall effect such registration, qualification, or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky (except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (c), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction) or other state securities laws and appropriate compliance with applicable regulations issued under the Act and any other governmental requirements or regulations) covering the Common Shares and other securities so entitled to be registered as soon as practicable in accordance with the terms hereof.

                   1.3 Subsequent S-3 Registration. In case the Company shall receive from either (x) the Holders of at least forty (40%) of the Warrant Shares issued or issuable upon exercise of the Investor Warrants or (y) the Holders of at least fifty percent (50%) of the Warrant Shares issued or issuable upon exercise of the Warrants, a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Warrant Shares owned by such Holder or Holders, the Company shall:

                       (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                       (b) use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders' Warrant Shares as are specified in such request, together with all or such portion of the Warrant Shares of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.3:

                           (i) if Form S-3 is not available for such offering by
the Holders;

                           (ii) if the Holders, together with the holders of any
other securities of the Company entitled to inclusion in such registration, propose to sell Warrant Shares and such other securities entitled to inclusion in such registration (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,500,000;

                           (iii) if the Company shall furnish to the Holders a
certificate signed by the Chief Executive Officer or President of the Company stating that in the good faith judgment of the board of directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 1.3; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period;

                           (iv) if the Company has, within the twelve (12) month
period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Agreement; or

                           (v) in any particular jurisdiction in which the
Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                       (c) Subject to the foregoing, the Company shall file a registration statement covering the Warrant Shares and other securities so entitled to be registered as soon as practicable after receipt of the request or requests of the Holders.

                   1.4 Obligations of the Company. When required under Section 1 to effect the registration of the Registrable Securities, the Company shall:

                       (a) Prepare and file with the SEC, a registration statement on Form S-3 with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, subject to the provisions below, use commercially reasonable efforts to keep such registration statement effective:

                           (i) In the event of a registration under Section 1.2
hereof, until the earlier of (A) the date on which all of the Common Shares held by each Holder can be sold without registration in a single transaction pursuant to Rule 144(k) of the Act, or (B) the date on which all of the Common Shares have been sold to the public; or

                           (ii) In the event of a registration under Section 1.3
hereof, upon the request of the Holders of a majority of the Warrant Shares registered thereunder, for a period of up to one hundred twenty (120) days or, for such earlier period as is necessary to complete the distribution contemplated in the registration statement;

                       (b) If at any time after a registration statement becomes effective, the Company advises the Holders in writing that the registration statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any prospectus comprising a part of such registration statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of the registration statement and the related prospectus, the Company shall give notice to the Holders that the availability of the registration statement is suspended and the Holders shall suspend any further sale of Registrable Securities pursuant to the registration statement until the Holders have been informed in writing that the registration statement is available. The Company shall be entitled to exercise its right to suspend the availability of the registration statement for a period of not more than sixty
(60) days in any three (3) month period, not to exceed in the aggregate ninety
(90) days in any twelve (12) month period.

                       (c) Subject to subsections 1.4(a) and (b), prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                       (d) Furnish to the Holders requesting registration such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                       (e) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

                   1.5 Information from Holders. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this
Section 1 with respect to the Registrable Securities of a Holder that such Holder shall furnish to the Company the information requested on Appendix 1.5 hereto, which shall include such information regarding itself, himself or herself, any of the Registrable Securities held by it, him or her, and the intended method of disposition of such securities, and such other information as shall be reasonably requested by the Company and required to effect the registration of any of the Registrable Securities.

                   1.6 Expenses of Registration. All expenses of the Holders, except underwriting discounts (if any) or commissions, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company shall be borne by the Company; provided, however, that the Company shall not be required to pay any professional fees incurred by any of the Holders.

                   1.7 Assignment of Registration Rights. The registration rights provided pursuant to Section 1.2 are not assignable. The rights to cause the Company to register the Warrant Shares pursuant to Section 1.3 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that after such assignment or transfer, holds all of the Warrant Shares issuable or issued upon conversion of the Warrants that were previously held by such Holder, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

                   1.8 Indemnification. With respect to all Registrable Securities included in the registration statement referred to in this Section 1:

                       (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners or officers, directors and shareholders of each Holder, and each person, if any, who controls such Holder within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and the Company will reimburse each such Holder or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection l.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder or controlling person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder, or any person controlling such Holder, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

                       (b) To the extent permitted by law, each Holder will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Act, any other Holder selling securities in such registration statement and any controlling person of any such other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Holder expressly for use in connection with such registration; and Holder will reimburse any person intended to be indemnified pursuant to this subsection l.8(b), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection l.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), provided that in no event shall any indemnity under this subsection l.8(b) exceed the net proceeds from the offering received by Holder.

                       (c) Promptly after receipt by an indemnified party under this Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.

                       (d) If the indemnification provided for in this Section
1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                       (e) The obligations of each Holder under this Section 1.8 shall survive the completion of any offering of Registrable Securities in the registration statement under this Section 1, and otherwise.

                   1.9 Termination of Registration Rights. The registration rights provided in this Section 1 shall terminate with respect to a particular Holder if all Registrable Securities held by such Holder may be sold pursuant to Rule 144 in any three (3) month period. Upon the termination of registration rights pursuant to this Section 1.9, the Company shall have the right to withdraw the registration statement, or any portion thereof, covering Registrable Securities.

                   2.  Miscellaneous.

                   2.1 General. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                   2.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

                   2.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                   2.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                   2.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission, nationally recognized overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                   2.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                   2.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of

(a) the Company, (b) the Holders holding a majority of the Registrable Securities, not including any Registrable Securities held by Scott K. Ginsburg or the Moon Doggie Family Partnership, and (c) the Moon Doggie Family Partnership.

                   2.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                   2.9 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and is intended to supersede in their entirety any and all registration rights granted to certain of the Holders in connection with the purchase of the Ginsburg Common Shares pursuant to Paragraph 2 of Annex 1 to the Subscription Agreement, including, without limitation, the requirement set forth in Section 7 the Subscription Agreement that the Company undertake, within sixty
(60) days of the closing of the round in which the Ginsburg Common Shares were purchased, to use its diligent efforts to prepare and file a registration statement with the SEC on Form S-3 registering such shares under the Act.

                   2.10 Issuance of Common Shares, Warrants and Warrant Shares. The Holders hereby consent to the issuance of the Common Shares, Warrants and Warrant Shares pursuant to the terms set forth in the Warrants, Subscription Agreement and Purchase Agreement. The Holders further agree to take any and all actions reasonably necessary to evidence and effect such consent, including, but not limited to, executing any necessary shareholder consents or proxies and voting all voting securities of the Company then held by such Holder at any shareholder meeting in favor of approving the aforementioned issuances.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                        DIGITAL GENERATION SYSTEMS, INC.:


                                        By:
                                           -------------------------------------
                                           Henry W. Donaldson
                                           Chief Executive Officer

                                        Address:
                                        Digital Generation Systems, Inc.
                                        875 Battery Street
                                        San Francisco, CA  94111


                                        HOLDERS:


                                        ----------------------------------------
                                        Signature


                                        Address:


                                        ----------------------------------------

                                        ----------------------------------------



                      SIGNATURE PAGE TO DIGITAL GENERATION SYSTEMS, INC.
                          REGISTRATION RIGHTS AGREEMENT

                                   SCHEDULE A



Moon Doggie Family Partnership
17340 Club Hill Drive
Dallas, TX  75248

Integral Capital Partners IV, L.P.
2750 Sand Hill Road
Menlo Park, CA  94025

Integral Capital Partners IV MS Side Fund,
L.P.
2750 Sand Hill Road
Menlo Park, CA  94025

Pequot Private Equity Fund, LP
354 Pequot Avenue
Southport, CT  06490

Pequot Offshore Private Equity Fund, Inc.
354 Pequot Avenue
Southport, CT  06490

Technology Crossover Ventures, L.P.
56 Main Street, Suite 210
Millburn, NJ  07041

Technology Crossover Ventures, C.V.
56 Main Street, Suite 210
Millburn, NJ  07041

TCV II, V.O.F.
56 Main Street, Suite 210
Millburn, NJ  07041

Technology Crossover Ventures II, L.P.
56 Main Street, Suite 210
Millburn, NJ  07041

TCV II (Q), L.P.
56 Main Street, Suite 210
Millburn, NJ  07041

TCV II Strategic Partners, L.P.
56 Main Street, Suite 210
Millburn, NJ  07041

Technology Crossover Ventures II, C.V.
56 Main Street, Suite 210
Millburn, NJ  07041

Lion Investments Limited
Carlton House
33 Robert Adam Street
London W1M 5AH
ENGLAND

Westpool Investment Trust plc
Carlton House
33 Robert Adam Street
London W1M 5AH
ENGLAND

                                  APPENDIX 1.5

                     SHAREHOLDER INFORMATION QUESTIONNAIRE:

All information furnished below by the undersigned for use in the Registration Statement on Form S-3 is, and on the date such shares registered thereunder, will be true, correct, and complete in all material respects, and does not, and on the date on which the undersigned sells such shares, will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. By completing and returning this information statement, the undersigned hereby consents to the use of his or her name, address, and share ownership information in the Form S-3 of Digital Generation Systems, Inc.


A. Date.

   Fill in Date:                                  ______________________________


B. Name.                                                    Print:

   Print and sign name or names                   ______________________________
   exactly as name or names appear on
   share certificate. If certificate is held      ______________________________
   in more than one name, all must sign.

                                                             Sign:

                                                  ------------------------------

                                                  ------------------------------

C. Address.

   Fill in your address:                          ______________________________

                                                  ------------------------------

                                                  ------------------------------

D. Stock Owned.

   Fill in number of shares of                    Of Record                   Beneficially
   Common Stock owned of record
   and beneficially.
                                              ---------------------       --------------------



E. Aggregate Number of Shares of Common Stock to be Registered on Form S-3:


               _____________ Shares


F. Status.

   The signatory hereto is an individual ( ), partnership ( ), corporation ( ), or other, as more fully described below ( ). The signatory is not acting in a fiduciary capacity or as a nominee in selling shares in the public offering, except as indicated below.

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